Exhibit 99.2

W. P. Carey Inc.
Supplemental Information
Fourth Quarter 2025

L601
L602
L603
TOM WHITE

W. P. CAREY

Investing for the Long Run®

Terms and Definitions

As used in this supplemental package, the terms “W. P. Carey,” “WPC,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. Other terms and definitions are as follows:

REIT	Real estate investment trust
U.S.	United States
ABR	Contractual minimum annualized base rent
ASC	Accounting Standards Codification
NAREIT	National Association of Real Estate Investment Trusts (an industry trade group)
CPI	Consumer price index
EUR	Euro
EURIBOR	Euro Interbank Offered Rate
SOFR	Secured Overnight Financing Rate
TIBOR	Tokyo Interbank Offered Rate
CORRA	Canadian Overnight Repo Rate Average
SONIA	Sterling Overnight Index Average

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles (“GAAP”), including funds from operations (“FFO”); adjusted funds from operations (“AFFO”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); adjusted EBITDA; pro rata cash net operating income (“pro rata cash NOI”); normalized pro rata cash NOI; same-store pro rata rental income; cash interest expense; and cash interest expense coverage ratio. FFO is a non-GAAP measure defined by NAREIT. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are provided within this supplemental package. In addition, refer to the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of these non-GAAP financial measures and other metrics.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Fourth Quarter 2025

W. P. Carey Inc.
Overview – Fourth Quarter 2025

Summary Metrics
As of or for the three months ended December 31, 2025.

Financial Results
Revenues, including reimbursable costs – consolidated ($000s)	$444,547
Net income attributable to W. P. Carey ($000s)	148,319
Net income attributable to W. P. Carey per diluted share	0.67
Normalized pro rata cash NOI ($000s) (a) (b)	378,094
Adjusted EBITDA ($000s) (a) (b)	366,674
AFFO attributable to W. P. Carey ($000s) (a) (b)	281,124
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.27

Dividends declared per share – current quarter	0.920
Dividends declared per share – current quarter annualized	3.680
Dividend yield – annualized, based on quarter end share price of $64.36	5.7%
Dividend payout ratio – for the year ended December 31, 2025 (c)	72.8%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $64.36 ($000s)	$14,104,229
Net debt ($000s) (d)	8,647,567
Enterprise value ($000s)	22,751,796

Total consolidated debt ($000s)	8,722,690
Gross assets ($000s) (e)	20,076,687
Liquidity ($000s) (f)	2,211,837

Net debt to enterprise value (b)	38.0%
Net debt to adjusted EBITDA (annualized) (a) (b)	5.9x
Net debt to adjusted EBITDA (annualized) – inclusive of unsettled forward equity (a) (b) (g)	5.6x
Total consolidated debt to gross assets	43.4%
Total consolidated secured debt to gross assets	0.7%
Cash interest expense coverage ratio (a) (b)	5.2x

Weighted-average interest rate – for the three months ended December 31, 2025 (b)	3.2%
Weighted-average interest rate – as of December 31, 2025 (b)	3.1%
Weighted-average debt maturity (years) (b)	4.3

Moody's Investors Service – issuer rating	Baa1 (stable)
Standard & Poor's Ratings Services – issuer rating	BBB+ (stable)

Real Estate Portfolio (Pro Rata)
ABR – total portfolio ($000s) (h)	$1,553,312
Number of net-leased properties	1,682
Number of operating properties (i)	16
Number of tenants – net-leased properties	371

ABR from top ten tenants as a % of total ABR – net-leased properties	18.8%
ABR from investment grade tenants as a % of total ABR – net-leased properties (j)	21.9%
Contractual same-store growth (k)	2.4%

Net-leased properties – square footage (millions)	183.5

Occupancy – net-leased properties	98.0%
Weighted-average lease term (years)	12.0

Investment volume – current quarter ($000s)	$625,110
Dispositions – current quarter ($000s)	506,954

Maximum commitment for capital investments and commitments expected to be completed during 2026 ($000s)	238,269
________

Investing for the Long Run® | 1

W. P. Carey Inc.
Overview – Fourth Quarter 2025

(a)Normalized pro rata cash NOI, adjusted EBITDA, AFFO and cash interest expense coverage ratio are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Represents dividends declared per share divided by AFFO per diluted share on a year-to-date basis.
(d)Represents total pro rata debt outstanding less consolidated cash and cash equivalents and cash held at qualified intermediaries. See the Components of Net Asset Value section for information about cash held at qualified intermediaries. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(e)Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease intangible assets of $993.7 million and above-market rent intangible assets of $498.1 million.
(f)Represents (i) availability under our Senior Unsecured Credit Facility (net of amounts reserved for standby letters of credit), (ii) consolidated cash and cash equivalents, (iii) cash held at qualified intermediaries, and (iv) available proceeds under our forward equity sale agreements. See the Components of Net Asset Value section for information about cash held at qualified intermediaries.
(g)Reflects the impact of 6,258,496 shares of unsettled forward equity as of December 31, 2025, as if they had been settled for cash at a weighted-average net settlement price of $65.85 per share.
(h)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(i)Comprised of 11 self-storage properties, four hotels and one student housing properties.
(j)Percentage of portfolio is based on ABR, as of December 31, 2025. Includes tenants or guarantors with investment grade ratings (15.4%) and subsidiaries of non-guarantor parent companies with investment grade ratings (6.5%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of ABR.
(k)See the Same-Store Analysis section for a description of contractual same-store growth.

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W. P. Carey Inc.
Overview – Fourth Quarter 2025

Components of Net Asset Value
In thousands.

Normalized Pro Rata Cash NOI (a) (b)	Three Months Ended Dec. 31, 2025
Net lease properties	$374,909
Self-storage and other operating properties (c)	3,185
Total normalized pro rata cash NOI (a) (b)	$378,094

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)	As of Dec. 31, 2025
Assets
Book value of real estate excluded from normalized pro rata cash NOI (d)	$292,589
Cash and cash equivalents	155,329
Las Vegas retail complex construction loan (e)	245,884
Other secured loans receivable, net	35,783
Other assets, net:
Straight-line rent adjustments	$466,658
Investment in shares of Lineage (a cold storage REIT) (f)	167,526
Cash held at qualified intermediaries (g)	80,874
Deferred charges	77,420
Taxes receivable	57,193
Non-rent tenant and other receivables	49,118
Office lease right-of-use assets, net	47,719
Restricted cash, including escrow (excludes cash held at qualified intermediaries)	36,189
Deferred income taxes	33,151
Prepaid expenses	10,998
Leasehold improvements, furniture and fixtures	10,846
Rent receivables (h)	2,410
Securities and derivatives	1,845
Due from affiliates	996
Other	25,537
Total other assets, net	$1,068,480

Liabilities
Total pro rata debt outstanding (b) (i)	$8,883,770
Dividends payable	207,487
Deferred income taxes	151,820
Accounts payable, accrued expenses and other liabilities:
Prepaid and deferred rents	$185,865
Accounts payable and accrued expenses	175,668
Operating lease liabilities	144,252
Tenant security deposits	54,877
Accrued taxes payable	45,319
Securities and derivatives	18,435
Other	45,622
Total accounts payable, accrued expenses and other liabilities	$670,038
________
(a)Normalized pro rata cash NOI is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.
(b)Presented on a pro rata basis. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Other operating properties include four hotels and one student housing property.
(d)Represents the value of real estate not included in normalized pro rata cash NOI, such as vacant assets, in-progress build-to-suit properties, real estate under construction for certain expansion projects at existing properties and a common equity interest in the Harmon Retail Corner in Las Vegas.
(e)Represents a construction loan for a retail complex in Las Vegas, Nevada, which is included in Equity method investments (as an equity method investment in real estate) on our consolidated balance sheets. See the Investment Activity – Investment Volume section for additional information about this investment.
(f)Our investment in 5,546,547 shares of Lineage is valued on the balance sheet using the closing share price at the end of each quarter, net of an estimated sponsor promote.

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W. P. Carey Inc.
Overview – Fourth Quarter 2025

(g)Comprised of proceeds from certain dispositions that have been designated for future 1031 exchange transactions.
(h)Comprised of rent receivables that were substantially collected as of the date of this report.
(i)Excludes unamortized discount, net totaling $39.2 million and unamortized deferred financing costs totaling $30.1 million as of December 31, 2025.

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W. P. Carey Inc.
Financial Results
Fourth Quarter 2025

Investing for the Long Run® | 5

W. P. Carey Inc.
Financial Results – Fourth Quarter 2025

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Revenues
Real Estate:
Lease revenues	$389,154	$372,087	$364,195	$353,768	$351,394
Income from finance leases and loans receivable	26,716	26,498	20,276	17,458	16,796
Operating property revenues	18,379	26,771	34,287	33,094	34,132
Other lease-related income	8,137	3,660	9,643	3,121	1,329
	442,386	429,016	428,401	407,441	403,651
Investment Management:
Asset management revenue	1,085	1,218	1,304	1,350	1,461
Other advisory income and reimbursements	1,076	1,069	1,072	1,067	1,053
	2,161	2,287	2,376	2,417	2,514
	444,547	431,303	430,777	409,858	406,165
Operating Expenses
Depreciation and amortization	145,339	125,586	120,595	129,607	115,770
Impairment charges — real estate	39,690	19,474	4,349	6,854	27,843
General and administrative	25,899	23,656	24,150	26,967	24,254
Reimbursable tenant costs	19,371	14,562	17,718	17,092	15,661
Property expenses, excluding reimbursable tenant costs	13,859	14,637	13,623	11,706	12,580
Operating property expenses	11,863	15,049	16,721	16,544	16,586
Stock-based compensation expense	8,650	11,153	10,943	9,148	9,667
Merger and other expenses	478	1,021	192	556	(484)
	265,149	225,138	208,291	218,474	221,877
Other Income and Expenses
Interest expense	(75,431)	(75,226)	(71,795)	(68,804)	(70,883)
Gain on sale of real estate, net	52,791	44,401	52,824	43,777	4,480
Other gains and (losses) (a)	(10,131)	(31,011)	(148,768)	(42,197)	(77,224)
Earnings from equity method investments	4,109	2,361	6,161	5,378	302
Non-operating income (b)	2,516	3,030	3,495	7,910	13,847
	(26,146)	(56,445)	(158,083)	(53,936)	(129,478)
Income before income taxes	153,252	149,720	64,403	137,448	54,810
Benefit from (provision for) income taxes	1,310	(8,495)	(13,091)	(11,632)	(7,772)
Net Income	154,562	141,225	51,312	125,816	47,038
Net (income) loss attributable to noncontrolling interests (c)	(6,243)	(229)	(92)	8	(15)
Net Income Attributable to W. P. Carey	$148,319	$140,996	$51,220	$125,824	$47,023

Basic Earnings Per Share	$0.67	$0.64	$0.23	$0.57	$0.21
Diluted Earnings Per Share	$0.67	$0.64	$0.23	$0.57	$0.21
Weighted-Average Shares Outstanding
Basic	220,469,827	220,562,909	220,569,259	220,401,156	220,223,239
Diluted	221,169,776	221,087,833	220,874,935	220,720,310	220,577,900

Dividends Declared Per Share	$0.920	$0.910	$0.900	$0.890	$0.880
________
(a)Amount for the three months ended December 31, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $11.7 million and non-cash unrealized gains on non-hedging derivatives of $1.1 million.
(b)Amount for the three months ended December 31, 2025 is comprised of a dividend of $2.8 million from our investment in shares of Lineage, interest income on deposits of $1.0 million and realized losses on foreign currency exchange derivatives of $1.3 million.
(c)Amount for the three months ended December 31, 2025 includes a noncontrolling interest’s $6.0 million share of a gain on sale of real estate.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2025

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Net income attributable to W. P. Carey	$148,319	$140,996	$51,220	$125,824	$47,023
Adjustments:
Depreciation and amortization of real property	144,641	124,906	119,930	128,937	115,107
Gain on sale of real estate, net	(52,791)	(44,401)	(52,824)	(43,777)	(4,480)
Impairment charges — real estate	39,690	19,474	4,349	6,854	27,843
Proportionate share of adjustments to earnings from equity method investments (a)	2,255	2,271	2,231	1,643	2,879
Proportionate share of adjustments for noncontrolling interests (b) (c)	5,958	(82)	(82)	(78)	(79)
Total adjustments	139,753	102,168	73,604	93,579	141,270
FFO (as defined by NAREIT) Attributable to W. P. Carey (d)	288,072	243,164	124,824	219,403	188,293
Adjustments:
Straight-line and other leasing and financing adjustments	(20,758)	(20,424)	(15,374)	(19,033)	(24,849)
Tax (benefit) expense — deferred and other	(11,708)	(1,215)	2,820	(782)	96
Other (gains) and losses (e)	10,131	31,011	148,768	42,197	77,224
Stock-based compensation	8,650	11,153	10,943	9,148	9,667
Amortization of deferred financing costs	4,888	4,874	4,628	4,782	4,851
Above- and below-market rent intangible lease amortization, net	941	4,363	5,061	1,123	10,047
Other amortization and non-cash items	589	587	579	560	557
Merger and other expenses	478	1,021	192	556	(484)
Proportionate share of adjustments to earnings from equity method investments (a)	(43)	2,194	309	(86)	2,266
Proportionate share of adjustments for noncontrolling interests (b)	(116)	(99)	(80)	(48)	(62)
Total adjustments	(6,948)	33,465	157,846	38,417	79,313
AFFO Attributable to W. P. Carey (d)	$281,124	$276,629	$282,670	$257,820	$267,606

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (d)	$288,072	$243,164	$124,824	$219,403	$188,293
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (d)	$1.30	$1.10	$0.57	$0.99	$0.85
AFFO attributable to W. P. Carey (d)	$281,124	$276,629	$282,670	$257,820	$267,606
AFFO attributable to W. P. Carey per diluted share (d)	$1.27	$1.25	$1.28	$1.17	$1.21
Diluted weighted-average shares outstanding	221,169,776	221,087,833	220,874,935	220,720,310	220,577,900
________
(a)Equity income, including amounts that are not typically recognized for FFO and AFFO, is recognized within Earnings from equity method investments on the consolidated statements of income. This represents adjustments to equity income to reflect FFO and AFFO on a pro rata basis.
(b)Adjustments disclosed elsewhere in this reconciliation are on a consolidated basis. This adjustment reflects our FFO or AFFO on a pro rata basis.
(c)Amount for the three months ended December 31, 2025 includes a noncontrolling interest’s $6.0 million share of a gain on sale of real estate.
(d)FFO and AFFO are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of our non-GAAP measures.
(e)Amount for the three months ended December 31, 2025 is primarily comprised of a mark-to-market unrealized loss for our investment in shares of Lineage of $11.7 million and non-cash unrealized gains on non-hedging derivatives of $1.1 million.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2025

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended December 31, 2025.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Method Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Real Estate:
Lease revenues	$6,069	$(262)	$(19,093)	(c)
Income from finance leases and loans receivable	95	(59)	(766)
Operating property revenues	—		—
Other lease-related income	—	—	—

Investment Management:
Asset management revenue	—	—	—
Other advisory income and reimbursements	—	—	—

Operating Expenses
Depreciation and amortization	2,027	(83)	(146,687)	(d)
Impairment charges — real estate	—	—	(39,690)	(e)
General and administrative	2	—	—
Reimbursable tenant costs	631	(57)	—
Property expenses, excluding reimbursable tenant costs	588	(40)	(464)	(e)
Operating property expenses	—	—	(30)	(e)
Stock-based compensation expense	—	—	(8,650)	(e)
Merger and other expenses	—	—	(478)

Other Income and Expenses
Interest expense	(803)	1	4,934	(f)
Gain on sale of real estate, net	—	(6,042)	(46,749)
Other gains and (losses)	—	125	10,006	(g)
Earnings from equity method investments	(1,909)	—	85	(h)
Non-operating income	(120)	—	—

Benefit from income taxes	(84)	(3)	(11,611)	(i)
Net income attributable to noncontrolling interests	—	6,060	—
________
(a)Represents the break-out by line item of amounts recorded in Earnings from equity method investments.
(b)Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.
(c)Represents the reversal of amortization of above- or below-market lease intangibles of $0.9 million and the elimination of non-cash amounts related to straight-line rent and other of $20.0 million.
(d)Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.
(e)Adjustment to exclude a non-cash item.
(f)Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.
(g)Primarily represents eliminations of gains (losses) on the mark-to-market fair value of equity securities, foreign currency exchange rate movements, changes in the non-cash allowance for credit losses on loans receivable and finance leases, and extinguishment of debt.
(h)Adjustments to include our pro rata share of AFFO adjustments from equity method investments.
(i)Primarily represents the elimination of deferred taxes.

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W. P. Carey Inc.
Financial Results – Fourth Quarter 2025

Capital Expenditures
In thousands. For the three months ended December 31, 2025.

Turnover Costs (a)
Tenant improvements	$10,119
Leasing costs	2,501
Total Tenant Improvements and Leasing Costs	12,620
Property improvements — net-lease properties	3,749
Total Turnover Costs	$16,369

Maintenance Capital Expenditures
Net-lease properties	$5,135
Operating properties	1,637
Total Maintenance Capital Expenditures	$6,772
________
(a)Turnover costs include the estimated landlord obligations in connection with the signing of a lease and exclude costs related to a first generation lease (for example, redevelopments and other capital commitments), which are included in the Investment Activity – Capital Investments and Commitments section.

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W. P. Carey Inc.
Balance Sheets and Capitalization
Fourth Quarter 2025

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2025

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	December 31,
	2025	2024
Assets
Investments in real estate:
Land, buildings and improvements — net lease and other	$14,451,306	$12,842,869
Land, buildings and improvements — operating properties	286,079	1,198,676
Net investments in finance leases and loans receivable	1,171,886	798,259
In-place lease intangible assets and other	2,466,199	2,297,572
Above-market rent intangible assets	668,707	665,495
Investments in real estate	19,044,177	17,802,871
Accumulated depreciation and amortization (a)	(3,578,330)	(3,222,396)
Assets held for sale, net	3,327	—
Net investments in real estate	15,469,174	14,580,475
Equity method investments	310,178	301,115
Cash and cash equivalents	155,329	640,373
Other assets, net	1,068,480	1,045,218
Goodwill	987,071	967,843
Total assets	$17,990,232	$17,535,024

Liabilities and Equity
Debt:
Senior unsecured notes, net	$6,950,261	$6,505,907
Unsecured term loans, net	1,196,366	1,075,826
Unsecured revolving credit facility	435,417	55,448
Non-recourse mortgages, net	140,646	401,821
Debt, net	8,722,690	8,039,002
Accounts payable, accrued expenses and other liabilities	670,038	596,994
Below-market rent and other intangible liabilities, net	104,055	119,831
Deferred income taxes	151,820	147,461
Dividends payable	207,487	197,612
Total liabilities	9,856,090	9,100,900

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 219,145,876 and 218,848,844 shares, respectively, issued and outstanding	219	219
Additional paid-in capital	11,830,737	11,805,179
Distributions in excess of accumulated earnings	(3,539,592)	(3,203,974)
Deferred compensation obligation	80,239	78,503
Accumulated other comprehensive loss	(253,346)	(250,232)
Total stockholders' equity	8,118,257	8,429,695
Noncontrolling interests	15,885	4,429
Total equity	8,134,142	8,434,124
Total liabilities and equity	$17,990,232	$17,535,024
________
(a)Includes $2.1 billion and $1.8 billion of accumulated depreciation on buildings and improvements as of December 31, 2025 and 2024, respectively, and $1.5 billion and $1.4 billion of accumulated amortization on lease intangibles as of December 31, 2025 and 2024, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2025

Capitalization
In thousands, except share and per share amounts. As of December 31, 2025.

Description	Shares	Share Price	Market Value
Equity
Common equity	219,145,876	$64.36	$14,104,229
Preferred equity			—
Total Equity Market Capitalization			14,104,229

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			235,284
Unsecured term loans (due February 14, 2028)			616,194
Unsecured term loan (due April 24, 2029)			587,500
Unsecured revolving credit facility (due February 14, 2029)			435,417
Senior unsecured notes:
Due April 9, 2026 (EUR)			587,500
Due October 1, 2026 (USD)			350,000
Due April 15, 2027 (EUR)			587,500
Due April 15, 2028 (EUR)			587,500
Due July 15, 2029 (USD)			325,000
Due September 28, 2029 (EUR)			176,250
Due June 1, 2030 (EUR)			616,875
Due July 15, 2030 (USD)			400,000
Due February 1, 2031 (USD)			500,000
Due February 1, 2032 (USD)			350,000
Due July 23, 2032 (EUR)			763,750
Due September 28, 2032 (EUR)			235,000
Due April 1, 2033 (USD)			425,000
Due June 30, 2034 (USD)			400,000
Due November 19, 2034 (EUR)			705,000
Total Pro Rata Debt			8,883,770

Total Capitalization			$22,987,999
________
(a)Excludes unamortized discount, net totaling $39.2 million and unamortized deferred financing costs totaling $30.1 million as of December 31, 2025.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2025

Debt Overview
Dollars in thousands. Pro rata. As of December 31, 2025.

	USD-Denominated		EUR-Denominated		Other Currencies (a)		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (in USD)	% of Total	Weigh-ted Avg. Interest Rate	Weigh-ted Avg. Maturity (Years)
Non-Recourse Debt (b) (c)
Fixed (d)	$107,667	4.8%	$71,650	5.1%	$20,780	4.6%	$200,097	2.2%	4.9%	1.7
Floating	—	—%	35,187	3.8%	—	—%	35,187	0.4%	3.8%	0.3
Total Pro Rata Non-Recourse Debt	107,667	4.8%	106,837	4.7%	20,780	4.6%	235,284	2.6%	4.7%	1.5

Recourse Debt (b) (c)
Fixed – Senior unsecured notes:
Due April 9, 2026	—	—%	587,500	2.3%	—	—%	587,500	6.6%	2.3%	0.3
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	3.9%	4.3%	0.8
Due April 15, 2027	—	—%	587,500	2.1%	—	—%	587,500	6.6%	2.1%	1.3
Due April 15, 2028	—	—%	587,500	1.4%	—	—%	587,500	6.6%	1.4%	2.3
Due July 15, 2029	325,000	3.9%	—	—%	—	—%	325,000	3.7%	3.9%	3.5
Due September 28, 2029	—	—%	176,250	3.4%	—	—%	176,250	2.0%	3.4%	3.7
Due June 1, 2030	—	—%	616,875	1.0%	—	—%	616,875	7.0%	1.0%	4.4
Due July 15, 2030	400,000	4.7%	—	—%	—	—%	400,000	4.5%	4.7%	4.5
Due February 1, 2031	500,000	2.4%	—	—%	—	—%	500,000	5.6%	2.4%	5.1
Due February 1, 2032	350,000	2.5%	—	—%	—	—%	350,000	3.9%	2.5%	6.1
Due July 23, 2032	—	—%	763,750	4.3%	—	—%	763,750	8.6%	4.3%	6.6
Due September 28, 2032	—	—%	235,000	3.7%	—	—%	235,000	2.7%	3.7%	6.7
Due April 1, 2033	425,000	2.3%	—	—%	—	—%	425,000	4.8%	2.3%	7.3
Due June 30, 2034	400,000	5.4%	—	—%	—	—%	400,000	4.5%	5.4%	8.5
Due November 19, 2034	—	—%	705,000	3.7%	—	—%	705,000	7.9%	3.7%	8.9
Total Senior Unsecured Notes	2,750,000	3.6%	4,259,375	2.6%	—	—%	7,009,375	78.9%	3.0%	4.7
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (e)	—	—%	587,500	2.8%	—	—%	587,500	6.6%	2.8%	3.3
Unsecured term loan (due February 14, 2028) (e)	—	—%	—	—%	363,569	4.7%	363,569	4.1%	4.7%	2.1
Floating:
Unsecured revolving credit facility (due February 14, 2029) (f)	258,000	4.4%	66,976	2.6%	110,441	3.3%	435,417	4.9%	3.9%	3.1
Unsecured term loan (due February 14, 2028) (g)	—	—%	252,625	2.7%	—	—%	252,625	2.9%	2.7%	2.1
Total Recourse Debt	3,008,000	3.6%	5,166,476	2.7%	474,010	4.4%	8,648,486	97.4%	3.1%	4.3

Total Pro Rata Debt Outstanding	$3,115,667	3.7%	$5,273,313	2.7%	$494,790	4.4%	$8,883,770	100.0%	3.1%	4.3
________
(a)Other currencies include debt denominated in British pound sterling, Canadian dollar and Japanese yen.
(b)Debt data is presented on a pro rata basis as of December 31, 2025. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(c)Excludes unamortized discount, net totaling $39.2 million and unamortized deferred financing costs totaling $30.1 million as of December 31, 2025.
(d)Includes $81.2 million of non-recourse mortgage debt which is swapped to fixed-rate through mortgage maturity.
(e)Interest rate swap expiration date is December 31, 2027.
(f)We incurred interest on our Unsecured revolving credit facility at SOFR, TIBOR, CORRA, SONIA or EURIBOR, plus 0.735% for all base rates as of December 31, 2025. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.6 billion as of December 31, 2025.
(g)We incurred interest at EURIBOR, plus 0.80% on this Unsecured term loan as of December 31, 2025.

Investing for the Long Run® | 13

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2025

Debt Maturity
Dollars in thousands. Pro rata. As of December 31, 2025.

	Real Estate		Debt
	Number of Properties (a)		Weighted-Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
2026	23	$28,809	4.7%	$105,969	$109,255	1.2%
2027	3	1,272	4.2%	28,534	28,835	0.4%
2028	5	14,123	5.0%	73,853	80,009	0.9%
2029	3	1,464	4.0%	10,911	11,767	0.1%
2031	1	1,158	6.0%	—	2,086	—%
2033	1	2,393	5.6%	1,648	3,332	—%
Total Pro Rata Non-Recourse Debt	36	$49,219	4.7%	$220,915	235,284	2.6%

Recourse Debt
Fixed – Senior unsecured notes:
Due April 9, 2026 (EUR)			2.3%		587,500	6.6%
Due October 1, 2026 (USD)			4.3%		350,000	3.9%
Due April 15, 2027 (EUR)			2.1%		587,500	6.6%
Due April 15, 2028 (EUR)			1.4%		587,500	6.6%
Due July 15, 2029 (USD)			3.9%		325,000	3.7%
Due September 28, 2029 (EUR)			3.4%		176,250	2.0%
Due June 1, 2030 (EUR)			1.0%		616,875	7.0%
Due July 15, 2030 (USD)			4.7%		400,000	4.5%
Due February 1, 2031 (USD)			2.4%		500,000	5.6%
Due February 1, 2032 (USD)			2.5%		350,000	3.9%
Due July 23, 2032 (EUR)			4.3%		763,750	8.6%
Due September 28, 2032 (EUR)			3.7%		235,000	2.7%
Due April 1, 2033 (USD)			2.3%		425,000	4.8%
Due June 30, 2034 (USD)			5.4%		400,000	4.5%
Due November 19, 2034 (EUR)			3.7%		705,000	7.9%
Total Senior Unsecured Notes			3.0%		7,009,375	78.9%
Swapped to Fixed:
Unsecured term loan (due April 24, 2029) (d)			2.8%		587,500	6.6%
Unsecured term loan (due Feb 14, 2028) (d)			4.7%		363,569	4.1%
Floating:
Unsecured revolving credit facility (due February 14, 2029) (e)			3.9%		435,417	4.9%
Unsecured term loan (due February 14, 2028) (f)			2.7%		252,625	2.9%
Total Recourse Debt			3.1%		8,648,486	97.4%

Total Pro Rata Debt Outstanding			3.1%		$8,883,770	100.0%
________
(a)Represents the number of properties and ABR associated with the debt that is maturing in each respective year.
(b)Debt maturity data is presented on a pro rata basis as of December 31, 2025. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.
(c)Excludes unamortized discount, net totaling $39.2 million and unamortized deferred financing costs totaling $30.1 million as of December 31, 2025.
(d)Interest rate swap expiration date is December 31, 2027.
(e)We incurred interest on our Unsecured revolving credit facility at SOFR, TIBOR, CORRA, SONIA or EURIBOR, plus 0.735% for all base rates as of December 31, 2025. Each has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility (net of amounts reserved for standby letters of credit) was approximately $1.6 billion as of December 31, 2025.
(f)We incurred interest at EURIBOR, plus 0.80% on this Unsecured term loan as of December 31, 2025.

Investing for the Long Run® | 14

W. P. Carey Inc.
Balance Sheets and Capitalization – Fourth Quarter 2025

Senior Unsecured Notes
As of December 31, 2025.

Ratings

	Issuer		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating
Moody's	Baa1	Stable	Baa1
Standard & Poor’s	BBB+	Stable	BBB+

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Dec. 31, 2025
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	42.1%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	0.7%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	5.0x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	230.5%

Investing for the Long Run® | 15

W. P. Carey Inc.
Real Estate
Fourth Quarter 2025

Investing for the Long Run® | 16

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Investment Activity – Investment Volume
Dollars in thousands. Pro rata. For the year ended December 31, 2025.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant	Property Location(s)
1Q25
Reddy Ice (59 properties)	Various, United States	Industrial, Warehouse	Feb-25	$136,022	Sale-leaseback	20	1,072,575
Las Vegas Retail Complex	Las Vegas, NV	Retail	Feb-25	5,000	47.5% Joint Venture Acquisition	8	75,255
Dollar General (4 properties)	Various, United States	Retail	Mar-25	8,474	Acquisition	15	42,388
Ernest Health	Mishawaka, IN	Specialty (Healthcare)	Mar-25	31,762	Acquisition	15	55,210
Majestic Steel (b)	Blytheville, AR	Industrial	Mar-25	91,910	Sale-leaseback	24	513,633
1Q25 Total				273,168		16	1,759,061

2Q25
Linde + Wiemann (4 properties) (c)	Various, Germany (3 properties) and La Garriga, Spain	Industrial	Apr-25	42,981	Sale-leaseback	25	640,732
UNFI	Santa Fe Springs, CA	Warehouse	Apr-25	128,043	Acquisition	10	302,850
Berry Global	Evansville, IN	Industrial	Apr-25	8,150	Renovation	15	N/A
Morato (9 properties) (c)	Various, Italy (7 properties) and Málaga and Burgos, Spain	Industrial	May-25	73,280	Sale-leaseback	20	1,159,154
Soteria	Chattanooga, TN	Industrial	Jun-25	20,247	Sale-leaseback	15	211,379
Hertz (2 properties)	Newark, NJ and Boston, MA	Industrial	Jun-25	101,856	Sale-leaseback	20	81,664
TI Automotive (formerly ABC Technologies)	Galeras, Mexico	Industrial	Jun-25	4,843	Expansion	18	60,181
Premium Brands (b)	McDonald, TN	Industrial	Jun-25	166,060	Sale-leaseback	25	356,960
2Q25 Total				545,460		19	2,812,920

3Q25
Valeo Foods (6 properties) (b) (c)	Various, United Kingdom (3 properties), Czech Republic (2 properties), and Slovakia (1 property)	Industrial	Jul-25	103,380	Sale-leaseback	25	1,354,721
Hertz	San Francisco, CA	Industrial	Jul-25	49,604	Sale-leaseback	20	69,200
Dollar General (8 properties)	Various, United States	Retail	Jul-25; Aug-25	15,796	Acquisition	15	85,046
Morrisons (2 properties) (c)	Loughborough and Ilkeston, United Kingdom	Retail	Jul-25	68,308	Acquisition	15	121,669
Sumitomo	Bedford, MA	Research and Development	Jul-25	44,000	Redevelopment	15	N/A
Ryerson	Houston, TX	Industrial	Jul-25	18,357	Acquisition	6	170,178
Europe Snacks (4 properties) (c)	Various, France (3 properties) and Medina del Campo, Spain	Industrial	Jul-25	56,388	Sale-leaseback	20	726,538
Enel (35 properties) (c)	Various, Italy	Industrial, Warehouse	Aug-25	81,900	Acquisition	12	1,008,560
AeriTek Global (4 properties)	Monterrey and San Juan del Rio, Mexico	Industrial	Aug-25	44,033	Sale-leaseback	20	525,044
Canadian Solar	Mesquite, TX	Industrial	Sep-25	92,271	Acquisition	10	756,668
EOS Fitness	Kissimmee, FL	Retail	Sep-25	14,338	Acquisition	20	42,000
Polytainers (3 properties) (c)	Toronto and Markham, Canada; and Lee's Summit, MO	Industrial	Sep-25	67,170	Sale-leaseback	20	489,972
3Q25 Total				655,545		17	5,349,596

Investing for the Long Run® | 17

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Investment Activity – Investment Volume (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2025.

		Property Type(s)	Closing Date / Asset Completion Date	Gross Investment Amount	Investment Type	Lease Term (Years) (a)	Gross Square Footage
Tenant	Property Location(s)
4Q25
Plaskolite	Compton, CA	Warehouse	Oct-25	5,937	Acquisition	21	23,925
NewEra Nobis (4 properties)	Various, United States	Specialty (Healthcare)	Oct-25	137,275	Acquisition	17	190,347
AeriTek Global	San Juan del Rio, Mexico	Industrial	Oct-25	9,999	Sale-leaseback	20	145,625
Dollar General (8 properties)	Various, United States	Retail	Oct-25; Dec-25	15,986	Acquisition	15	83,334
Novus Foods (b)	Delphos, OH	Industrial	Oct-25	8,693	Sale-leaseback	26	66,023
Tidal Wave	New Hartford, NY	Retail (Car Wash)	Nov-25	5,084	Sale-leaseback	18	3,450
RKW (c)	Wasserburg am Inn, Germany	Industrial	Dec-25	27,142	Sale-leaseback	20	235,010
Enel (2 properties) (c)	Cesena and Gela, Italy	Industrial, Warehouse	Dec-25	2,218	Acquisition	12	30,393
Life Time Fitness (10 properties)	Various, United States	Retail	Dec-25	321,826	Acquisition	10	1,254,645
Ontime (4 properties) (c)	Navarra and Zaragoza, Spain	Warehouse	Dec-25	80,020	Sale-leaseback	20	728,147
Fraikin (c)	Various, France	Industrial	Dec-25	5,947	Renovation	17	N/A
Solar Projects	Various, United States	Various	Dec-25	3,892	Solar Projects	N/A	N/A
4Q25 Total				624,019		14	2,760,899

Year-to-Date Total				2,098,192		17	12,682,476

		Property Type	Loan Origination	Loan Maturity Date	Funding		Outstanding	Maximum Commitment
Description	Property Location				Current Quarter	Year to Date
Construction Loan (d)
SW Corner of Las Vegas & Harmon (e) (f)	Las Vegas, NV	Retail	Jun-21	2026	$—	$3,170	$245,884	$256,887
SE Corner of Las Vegas & Harmon (g)	Las Vegas, NV	Retail	Nov-24	2026	476	1,556	18,367	23,449
SE Corner of Las Vegas & Elvis Presley (g)	Las Vegas, NV	Retail	Nov-24	2026	615	2,370	17,417	25,000
Total					1,091	7,096	281,668	305,336

Year-to-Date Total Investment Volume						$2,105,288
________
(a)Total lease terms are based on weighted-average ABR for the investments as of the respective period ends.
(b)This investment is accounted for as a loan receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with ASC 310, Receivables and ASC 842, Leases.
(c)Amount reflects the applicable exchange rate on the date of the transaction.
(d)The borrowers for these construction loans retain certain loan maturity extension options.
(e)This construction loan is accounted for as an equity method investment on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Earnings from equity method investments on our consolidated statements of income.
(f)Loan outstanding and maximum commitment reflect a repayment of $5.0 million to us during the year ended December 31, 2025.
(g)These construction loans are accounted for as secured loans receivable within Net investments in finance leases and loans receivable on our consolidated balance sheets, in accordance with U.S. GAAP. Interest income is recognized within Income from finance leases and loans receivable on our consolidated statements of income.

Investing for the Long Run® | 18

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Investment Activity – Capital Investments and Commitments (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion / Closing Date	Additional Gross Square Footage	Lease Term (Years) (b)	Funded During Three Months Ended Dec. 31, 2025 (c)	Total Funded Through Dec. 31, 2025	Maximum Commitment / Gross Investment Amount
Tenant	Location								Remaining	Total
Janus International (d) (e)	Surprise, AZ	Build-to-Suit	Industrial	Q1 2026	131,753	20	$5,430	$19,968	$761	$20,729
Hedin Mobility Group (d) (f) (g)	Amsterdam, The Netherlands	Build-to-Suit	Retail	Q1 2026	62,810	22	17,636	17,636	—	17,636
Scania (f)	Oskarshamn, Sweden	Build-to-Suit	Warehouse	Q1 2026	204,645	15	8,894	14,285	3,263	17,548
EOS Fitness (d) (e)	Surprise, AZ	Build-to-Suit	Retail	Q1 2026	40,000	20	1,993	7,948	3,697	11,645
Nord Anglia	Houston, TX	Expansion	Education	Q2 2026	13,150	20	12	12	8,488	8,500
Rocky Vista University	Billings, MT	Build-to-Suit	Education (Medical School)	Q3 2026	57,000	25	9,436	11,944	13,056	25,000
TI Automotive (formerly ABC Technologies) (e) (f)	Brampton, Canada	Build-to-Suit	Industrial	Q3 2026	120,222	20	4,358	4,827	13,962	18,845
NewEra Nobis (e)	Overland Park, KS	Expansion	Specialty (Healthcare)	Q3 2026	7,275	20	2,414	2,414	7,554	10,000
AEG Presents (h)	Austin, TX	Build-to-Suit	Specialty	Q4 2026	56,403	30	3,850	8,182	39,374	47,556
Novus Foods (e)	Delphos, OH	Build-to-Suit & Expansion	Industrial	Q4 2026	139,250	25	1,916	1,916	36,058	38,000
Untenanted	Atlanta, GA	Redevelopment	Warehouse	Q4 2026	99,000	N/A	36	147	11,532	11,679
Various	Various, US	Solar Projects	Various	Various	N/A	N/A	2,178	4,231	6,900	11,131
Expected Completion Date 2026 Total					931,508	23	58,153	93,510	144,645	238,269

AEG Presents (h)	Portland, OR	Build-to-Suit	Specialty	Q1 2027	57,825	30	6,337	13,530	47,183	60,713
Untenanted	Atlanta, GA	Redevelopment	Warehouse	Q1 2027	432,800	N/A	340	960	39,812	40,772
Expected Completion Date 2027 Total					490,625	30	6,677	14,490	86,995	101,485

Capital Investments and Commitments Total					1,422,133	25	$64,830	$108,000	$231,640	$339,754
________
(a)This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investments and commitments are included in the Investment Activity – Investment Volume section. Funding amounts exclude capitalized construction interest.
(b)Total lease terms are based on weighted-average ABR for the investments expected upon completion.
(c)Total funding during the three months ended December 31, 2025 excludes $0.7 million spent on pre-development work for potential projects in various phases.
(d)These projects were completed in January 2026.
(e)We earn interest from this tenant, which is accrued through the construction period and deducted from the remaining commitment.
(f)Commitment amounts are based on the applicable exchange rate at period end.
(g)Project was funded upon completion and was contingent on building being constructed according to our standards.
(h)We own a 90% interest in these joint venture projects and amounts in this table represent our pro rata share.

Investing for the Long Run® | 19

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the year ended December 31, 2025.

Tenant	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q25
Hedin Mobility Group (2 properties) (a)	Eindhoven and Amsterdam, The Netherlands	$16,593	Jan-25	Retail	136,465
Pendragon (a)	Derby, United Kingdom	2,158	Jan-25	Retail	34,764
Pendragon (a)	Newport, United Kingdom	752	Jan-25	Retail	3,868
Vacant (formerly Pendragon) (a)	Milton Keynes, United Kingdom	6,560	Feb-25	Retail	25,942
Pendragon (a)	Portsmouth, United Kingdom	1,506	Feb-25	Retail	28,638
Vacant (former Prima Wawona)	Reedley, CA	21,500	Mar-25	Warehouse	325,981
Hellweg (a)	Gronau, Germany	3,569	Mar-25	Retail	45,876
Belk	Jonesville, SC	77,194	Mar-25	Warehouse	861,141
1Q25 Total		129,832			1,462,675

2Q25
Vita Euroland (a)	Gorinchem, The Netherlands	8,488	Apr-25	Warehouse	133,500
Accord Carton (2 properties) (b)	Alsip, IL	20,757	Apr-25	Industrial	471,890
Hellweg (3 properties) (a)	Ennepetal, Nordhausen, and Paderborn, Germany	14,501	May-25	Retail	198,002
Vacant	Middleburg Heights, OH	2,225	May-25	Industrial	28,185
TI Automotive (formerly ABC Technologies)	Saline, MI	7,900	May-25	Industrial	111,072
Memora Servicios Funerarios (26 properties) (a)	Various, Spain	161,952	Jun-25	Specialty (Funeral Home)	370,204
Self-Storage Operating Properties (10 properties)	Various, United States	111,525	Jun-25	Self-Storage (Operating)	678,767
Serco	San Diego, CA	26,250	Jun-25	Research & Development	157,721
Do It Best (formerly True Value) (c)	Mankato, MN	10,605	Jun-25	Warehouse	309,507
2Q25 Total		364,203			2,458,848

3Q25
Self-Storage Operating Properties (22 properties)	Various, United States	349,225	Jul-25, Aug-25	Self-Storage (Operating)	1,797,870
Plantasjen (a)	Linkoping, Sweden	7,408	Jul-25	Retail	58,770
Leipold	Windsor, CT	6,600	Jul-25	Industrial	40,362
Wagon Automotive (a)	Nagold, Germany	18,221	Aug-25	Industrial	305,437
Vacant (d)	St. Petersburg, FL	7,000	Sep-25	Warehouse	70,322
Hellweg (3 properties) (a)	Bünde, Guben, and Wuppertal, Germany	28,834	Sep-25	Retail	232,113
Student Housing Operating Property	Austin, TX	77,913	Sep-25	Student Housing (Operating)	190,475
3Q25 Total		495,201			2,695,349

Investing for the Long Run® | 20

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Investment Activity – Dispositions (continued)
Dollars in thousands. Pro rata. For the year ended December 31, 2025.

Tenant	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
4Q25
TI Automotive (formerly ABC Technologies)	Southfield, MI	470	Oct-25	Office	16,752
Vacant (a)	Bad Wünnenberg, Germany	5,339	Oct-25	Warehouse	287,905
Self-Storage Operating Properties (31 properties)	Various, United States	323,221	Oct-25, Nov-25, Dec-25	Self-Storage (Operating)	2,169,286
Vacant	Mauldin, SC	6,028	Nov-25	Warehouse	72,600
Vacant (formerly Hellweg) (a)	Werl, Germany	1,506	Nov-25	Retail	66,672
Hellweg (2 properties) (a)	Quedlinburg and Leipzig, Germany	16,281	Dec-25	Retail	156,088
Vacant	Chicago, IL	14,000	Nov-25	Office	159,600
Vacant	Westlake, OH	17,250	Dec-25	Warehouse	408,251
COOP Ost SA (sold 90.1% controlling interest) (a)	Oslo, Norway	101,610	Dec-25	Retail	317,647
Hööks Hästsport AB (a)	Vantaa, Finland	2,454	Dec-25	Retail	17,115
Lincoln Tech	Philadelphia, PA	2,295	Dec-25	Education	31,020
Vacant	Kansas City, MO	10,500	Dec-25	Warehouse	414,680
AMC	Pensacola, FL	6,000	Dec-25	Retail	73,971
4Q25 Total		506,954			4,191,587

Year-to-Date Total Dispositions		$1,496,190			10,808,459
________
(a)Amount reflects the applicable exchange rate on the date of the transaction.
(b)One of the properties was vacant on the date of the transaction.
(c)The lease at this property expired on the date of sale, which was June 30, 2025.
(d)Represents the disposition of a portion of this property.

Investing for the Long Run® | 21

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Joint Ventures
Dollars in thousands. As of December 31, 2025.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Asset Type	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Venture (Equity Method Investment) (d)
Las Vegas Retail Complex (e)	Net lease	47.50%	$245,884	$22,592	$116,795	$10,731
Harmon Retail Corner	Common equity interest	15.00%	143,000	—	21,450	—
Kesko Senukai (f)	Net lease	70.00%	100,534	18,105	70,374	12,674
Total Unconsolidated Joint Ventures			489,418	40,697	208,619	23,405

Consolidated Joint Ventures (g)
Fentonir (f)	Net lease	94.90%	—	2,948	—	2,798
McCoy Rockford	Net lease	90.00%	—	991	—	892
Iowa Board of Regents	Net lease	90.00%	—	707	—	636
Total Consolidated Joint Ventures			—	4,646	—	4,326
Total Unconsolidated and Consolidated Joint Ventures			$489,418	$45,343	$208,619	$27,731
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.
(b)Excludes unamortized discount, net totaling less than $0.1 million and unamortized deferred financing costs totaling $0.2 million as of December 31, 2025.
(c)Excludes unamortized discount, net totaling less than $0.1 million and unamortized deferred financing costs totaling less than $0.1 million as of December 31, 2025.
(d)Excludes ownership of limited partnership units of Carey European Student Housing Fund I, L.P. (an affiliate), which is accounted for as an equity method investment.
(e)Debt outstanding for this investment is comprised of a construction loan, which is excluded from our pro rata debt outstanding disclosed in the Debt Overview and Debt Maturity sections. See the Investment Activity – Investment Volume section for additional information about this investment. The asset is currently in lease-up and ABR reflects the current in-place leases. It does not reflect certain non-reimbursed expenses associated with the property, revenue generated from signage or interest income from our construction loan to the Las Vegas Retail Complex.
(f)Amounts are based on the applicable exchange rate at the end of the period.
(g)Excludes two consolidated joint venture build-to-suit projects with the same tenant in which we own a 90% ownership interest. These investments have no debt or ABR as of December 31, 2025.

Investing for the Long Run® | 22

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Top 25 Tenants
Dollars in thousands. Pro rata. As of December 31, 2025.

Tenant	Description	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Extra Space Storage	Net lease self-storage properties in the U.S. leased to publicly traded self-storage REIT	43	$41,332	2.7%	23.7
Apotex (a)	Pharmaceutical R&D and manufacturing properties in the Greater Toronto Area leased to generic drug manufacturer	11	33,448	2.2%	17.2
Life Time Fitness	Health and fitness facilities in the U.S. leased to premium athletic club operator	12	32,450	2.1%	7.9
Metro Italia (b)	Business-to-business retail stores in Italy leased to cash and carry wholesaler	19	30,893	2.0%	4.4
Fortenova (b)	Grocery stores and one warehouse in Croatia leased to European food retailer	19	28,404	1.8%	8.3
OBI (b)	Retail properties in Poland leased to German DIY retailer	26	27,524	1.8%	5.3
Fedrigoni (b)	Industrial and warehouse facilities in Germany, Italy and Spain leased to global manufacturer of premium packaging and labels	16	25,517	1.6%	17.9
TI Automotive (formerly ABC Technologies) (a) (c)	Automotive parts manufacturing properties in the U.S., Canada and Mexico leased to OEM supplier	21	25,313	1.6%	19.2
Eroski (b)	Grocery stores and warehouses in Spain leased to Spanish food retailer	63	24,104	1.5%	10.2
Nord Anglia	K-12 private schools in Orlando, Miami and Houston leased to international day and boarding school operator	3	23,599	1.5%	18.7
Top 10 Total		233	292,584	18.8%	13.5
Berry Global	Manufacturing facilities in the U.S. leased to international producer and supplier of packaging solutions	8	20,833	1.4%	12.8
Quikrete (b)	Industrial facilities in the U.S. and Canada leased to concrete and building products manufacturer	27	20,661	1.3%	17.5
Kesko Senukai (b)	Distribution facilities and retail properties in Lithuania, Estonia and Latvia leased to European DIY retailer	20	20,129	1.3%	6.1
Pendragon (b)	Dealerships in the United Kingdom leased to automotive retailer	46	19,035	1.2%	12.8
Advance Auto Parts	Distribution facilities in the U.S. leased to automotive aftermarket parts provider	28	18,980	1.2%	7.1
Maker’s Pride (formerly Hearthside)	Production, packaging and distribution facilities in the U.S. leased to North American contract food manufacturer	18	17,636	1.2%	16.6
Hellweg (b) (d)	Retail properties in Germany leased to German DIY retailer	19	17,223	1.1%	14.6
Dollar General	Retail properties in the U.S. leased to discount retailer	126	17,199	1.1%	13.5
Jumbo (b)	Logistics and cold storage warehouse facilities in the Netherlands leased to European supermarket chain	5	16,907	1.1%	6.0
Danske Fragtmaend (b)	Distribution facilities in Denmark leased to Danish freight company	15	15,097	1.0%	11.1
Top 20 Total		545	476,284	30.7%	12.9
Intergamma (b)	Retail properties in the Netherlands leased to European DIY retailer	36	14,955	0.9%	7.6
Do It Best (formerly True Value)	Distribution facilities and manufacturing facility in the U.S. leased to global hardware wholesaler	6	13,801	0.9%	6.0
Dick’s Sporting Goods	Retail properties and single distribution facility in the U.S. leased to sporting goods retailer	9	13,616	0.9%	5.6
Premium Brands	Food processing facility in Tennessee leased to global specialty food manufacturer	1	12,616	0.8%	24.6
Canadian Solar	Distribution and manufacturing facilities in Dallas and Louisville leased to global renewable energy company	2	12,255	0.8%	10.3
Top 25 Total (e)		599	$543,527	35.0%	12.6
________
(a)ABR from these properties is denominated in U.S. dollars.
(b)ABR amounts are subject to fluctuations in foreign currency exchange rates.
(c)Of the 21 properties leased to TI Automotive, nine are located in Canada, six are located in the United States, and six are located in Mexico.
(d)On March 28, 2025, we executed an agreement giving us the right to terminate the leases at five properties on September 15, 2026 with ABR totaling $3.5 million.
(e)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 23

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Diversification by Property Type
In thousands, except percentages. Pro rata. As of December 31, 2025.

	Total Net-Lease Portfolio
Property Type	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Industrial	$395,765	25.4%	58,036	31.6%
Warehouse	230,928	14.9%	42,442	23.1%
Retail (b)	136,708	8.8%	6,382	3.5%
Other (c)	183,656	11.9%	9,452	5.2%
U.S. Total	947,057	61.0%	116,312	63.4%

International
Industrial	200,103	12.9%	25,720	14.0%
Warehouse	159,989	10.3%	23,234	12.7%
Retail (b)	211,331	13.6%	16,473	9.0%
Other (c)	34,832	2.2%	1,759	0.9%
International Total	606,255	39.0%	67,186	36.6%

Total
Industrial	595,868	38.3%	83,756	45.6%
Warehouse	390,917	25.2%	65,676	35.8%
Retail (b)	348,039	22.4%	22,855	12.5%
Other (c)	218,488	14.1%	11,211	6.1%
Total (d)	$1,553,312	100.0%	183,498	100.0%
________
(a)Includes square footage for vacant properties.
(b)Includes automotive dealerships.
(c)Includes ABR from tenants with the following property types: education facility, specialty, self-storage (net lease), laboratory, research and development, hotel (net lease), office and land.
(d)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 24

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of December 31, 2025.

	Total Net-Lease Portfolio
Industry Type (a)	ABR	ABR %	Square Footage	Square Footage %
Packaged Foods & Meats	$149,136	9.6%	18,625	10.2%
Food Retail	146,151	9.4%	10,704	5.8%
Home Improvement Retail	96,221	6.2%	11,937	6.5%
Auto Parts & Equipment	81,819	5.3%	12,148	6.6%
Automotive Retail	78,203	5.0%	7,079	3.9%
Education Services	60,532	3.9%	2,747	1.5%
Air Freight & Logistics	51,599	3.3%	7,982	4.3%
Pharmaceuticals	48,155	3.1%	3,076	1.7%
Leisure Facilities	43,423	2.8%	1,958	1.1%
Industrial Machinery	41,888	2.7%	5,716	3.1%
Self-Storage REITs	41,332	2.7%	3,170	1.7%
Metal, Glass & Plastic Containers	39,646	2.6%	5,318	2.9%
Trading Companies & Distributors	37,752	2.4%	8,663	4.7%
Building Products	31,086	2.0%	6,653	3.6%
Other Specialty Retail	28,953	1.9%	3,227	1.8%
Paper Products	25,517	1.6%	4,458	2.4%
Specialty Chemicals	24,409	1.6%	4,303	2.3%
Diversified Support Services	24,000	1.5%	2,372	1.3%
Construction Materials	23,574	1.5%	3,781	2.1%
Food Distributors	20,621	1.3%	1,552	0.8%
Construction Machinery	19,645	1.3%	2,528	1.4%
Consumer Staples Merchandise Retail	19,404	1.3%	1,624	0.9%
Passenger Ground Transportation	18,970	1.2%	850	0.5%
Commodity Chemicals	16,848	1.1%	2,517	1.4%
Hotels & Resorts	16,556	1.1%	1,073	0.6%
Diversified Metals	16,289	1.0%	3,290	1.8%
Other (64 industries, each <1% ABR) (b)	351,583	22.6%	46,147	25.1%
Total (c)	$1,553,312	100.0%	183,498	100.0%
________
(a)Industry classification is based on the Global Industry Classification Standard (GICS) framework.
(b)Includes square footage for vacant properties.
(c)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 25

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Diversification by Geography
In thousands, except percentages. Pro rata. As of December 31, 2025.

	Total Net-Lease Portfolio
Region	ABR	ABR %	Square Footage (a)	Square Footage %
U.S.
Midwest
Illinois	$66,036	4.3%	9,455	5.2%
Ohio	45,660	2.9%	8,218	4.5%
Indiana	43,362	2.8%	6,251	3.4%
Michigan	27,158	1.7%	4,486	2.4%
Wisconsin	22,515	1.4%	3,410	1.9%
Other (b)	58,624	3.8%	7,141	3.9%
Total Midwest	263,355	16.9%	38,961	21.3%
South
Texas	93,471	6.0%	11,702	6.4%
Florida	44,548	2.9%	3,633	2.0%
Tennessee	39,281	2.5%	4,572	2.5%
Georgia	30,302	2.0%	4,529	2.5%
Alabama	23,484	1.5%	3,607	2.0%
Other (b)	29,031	1.9%	3,072	1.7%
Total South	260,117	16.8%	31,115	17.1%
East
North Carolina	41,210	2.7%	8,852	4.8%
Pennsylvania	32,527	2.1%	3,385	1.8%
Kentucky	29,768	1.9%	4,485	2.4%
Massachusetts	28,681	1.8%	1,344	0.7%
New Jersey	27,506	1.8%	1,118	0.6%
New York	23,080	1.5%	2,287	1.2%
South Carolina	19,531	1.3%	4,413	2.4%
Other (b)	37,266	2.4%	5,359	2.9%
Total East	239,569	15.5%	31,243	16.8%
West
California	76,277	4.9%	5,375	2.9%
Arizona	22,548	1.5%	2,372	1.3%
Nevada	17,861	1.1%	485	0.3%
Other (b)	67,330	4.3%	6,761	3.7%
Total West	184,016	11.8%	14,993	8.2%
U.S. Total	947,057	61.0%	116,312	63.4%
International
Italy	78,315	5.0%	9,941	5.4%
The Netherlands	68,092	4.4%	6,847	3.7%
Poland	65,529	4.2%	8,448	4.6%
United Kingdom	62,845	4.1%	4,848	2.7%
Canada (c)	59,680	3.8%	5,737	3.1%
Germany	48,061	3.1%	5,304	2.9%
Spain	42,550	2.7%	4,251	2.3%
Croatia	29,330	1.9%	2,063	1.1%
France	28,203	1.8%	2,149	1.2%
Mexico (d)	27,686	1.8%	4,328	2.4%
Denmark	27,613	1.8%	3,002	1.6%
Other (e)	68,351	4.4%	10,268	5.6%
International Total	606,255	39.0%	67,186	36.6%
Total (f)	$1,553,312	100.0%	183,498	100.0%
________
(a)Includes square footage for vacant properties.
(b)Other properties within Midwest include assets in Minnesota, Kansas, Iowa, Missouri, Nebraska, South Dakota and North Dakota. Other properties within South include assets in Louisiana, Arkansas, Oklahoma and Mississippi. Other properties within East include assets in Virginia, Maryland, Connecticut, West Virginia, New Hampshire and Maine. Other properties within West include assets in Utah, Oregon, Colorado, Washington, Montana, Hawaii, Idaho, Wyoming and New Mexico.
(c)$50.4 million (84%) of ABR from properties in Canada is denominated in U.S. dollars, with the balance denominated in Canadian dollars.
(d)All ABR from properties in Mexico is denominated in U.S. dollars.
(e)Includes assets in Lithuania, Slovakia, Belgium, the Czech Republic, Mauritius, Portugal, Austria, Latvia, Sweden, Finland, Japan, Estonia and Hungary.
(f)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 26

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of December 31, 2025.

	Total Net-Lease Portfolio
Rent Adjustment Measure	ABR	ABR %	Square Footage	Square Footage %
Uncapped CPI	$463,873	29.9%	45,063	24.6%
Capped CPI	287,266	18.5%	39,446	21.5%
CPI-linked	751,139	48.4%	84,509	46.1%
Fixed	749,236	48.2%	91,454	49.9%
Other (a)	47,489	3.1%	3,524	1.9%
None	5,448	0.3%	251	0.1%
Vacant	—	—%	3,760	2.0%
Total (b)	$1,553,312	100.0%	183,498	100.0%
________
(a)Represents leases which include a percentage rent component. Includes $41.3 million (2.7%) of ABR from a tenant (Extra Space Storage), which has both a percentage rent component and annual fixed rent increases in its lease.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

Investing for the Long Run® | 27

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Same-Store Analysis
Dollars in thousands. Pro rata.

Contractual Same-Store Growth

Same-store portfolio includes leases on our net leased properties that were continuously in place during the period from December 31, 2024 to December 31, 2025. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of December 31, 2025.

	ABR
	As of
	Dec. 31, 2025	Dec. 31, 2024	Increase	% Increase
Property Type
Industrial	$459,515	$448,239	$11,276	2.5%
Warehouse	344,394	337,278	7,116	2.1%
Retail (a)	296,542	289,364	7,178	2.5%
Other (b)	186,400	181,435	4,965	2.7%
Total	$1,286,851	$1,256,316	$30,535	2.4%

Rent Adjustment Measure
Uncapped CPI	$410,600	$400,362	$10,238	2.6%
Capped CPI	255,067	248,507	6,560	2.6%
CPI-linked	665,667	648,869	16,798	2.6%
Fixed	573,289	561,635	11,654	2.1%
Other (c)	43,797	41,714	2,083	5.0%
None	4,098	4,098	—	—%
Total	$1,286,851	$1,256,316	$30,535	2.4%

Geography
U.S.	$754,545	$737,812	$16,733	2.3%
Europe	448,125	436,653	11,472	2.6%
Other International (d)	84,181	81,851	2,330	2.8%
Total	$1,286,851	$1,256,316	$30,535	2.4%

Same-Store Portfolio Summary
Number of properties	1,388
Square footage (in thousands)	154,073

Investing for the Long Run® | 28

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Comprehensive Same-Store Growth

Same-store portfolio includes net leased properties that were continuously owned and in place during the quarter ended December 31, 2024 through December 31, 2025 (including properties that were subject to lease renewals, extensions or modifications at any time during that period). Excludes properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) during that period. For purposes of comparability, same-store pro rata rental income is presented on a constant currency basis using average exchange rates for the three months ended December 31, 2025. Same-store pro rata rental income is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of same-store pro rata rental income and for details on how it is calculated.

	Same-Store Pro Rata Rental Income
	Three Months Ended
	Dec. 31, 2025	Dec. 31, 2024	Increase	% Increase
Property Type
Industrial	$115,402	$112,633	$2,769	2.5%
Warehouse	87,831	88,307	(476)	(0.5)%
Retail (a)	70,845	69,679	1,166	1.7%
Other (b)	45,044	46,259	(1,215)	(2.6)%
Total	$319,122	$316,878	$2,244	0.7%

Rent Adjustment Measure
Uncapped CPI	$104,162	$102,313	$1,849	1.8%
Capped CPI	65,675	66,985	(1,310)	(2.0)%
CPI-linked	169,837	169,298	539	0.3%
Fixed	137,282	136,086	1,196	0.9%
Other (c)	10,967	10,430	537	5.1%
None	1,036	1,064	(28)	(2.6)%
Total	$319,122	$316,878	$2,244	0.7%

Geography
U.S.	$188,281	$183,444	$4,837	2.6%
Europe	111,381	114,452	(3,071)	(2.7)%
Other International (d)	19,460	18,982	478	2.5%
Total	$319,122	$316,878	$2,244	0.7%

Same-Store Portfolio Summary
Number of properties	1,314
Square footage (in thousands)	160,443

Investing for the Long Run® | 29

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

The following table presents a reconciliation from lease revenues to same-store pro rata rental income:

	Three Months Ended
	Dec. 31, 2025	Dec. 31, 2024
Consolidated Lease Revenues
Total lease revenues – as reported	$389,154	$351,394
Income from finance leases and loans receivable	26,716	16,796
Less: Reimbursable tenant costs – as reported	(19,371)	(15,661)
Less: Income from secured loans receivable	(664)	(332)
	395,835	352,197

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of adjustments from equity method investments	5,438	3,795
Less: Pro rata share of adjustments for noncontrolling interests	(264)	(185)
	5,174	3,610

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(20,758)	(24,849)
Add: Above- and below-market rent intangible lease amortization	941	10,047
Less: Adjustments for pro rata ownership	(48)	(1,265)
	(19,865)	(16,067)

Adjustment to normalize for (i) properties not continuously owned since October 1, 2024 and (ii) constant currency presentation for prior year quarter (e)	(62,022)	(22,862)

Same-Store Pro Rata Rental Income	$319,122	$316,878
________
(a)Includes automotive dealerships.
(b)Includes ABR or same-store pro rata rental income from tenants with the following property types: education facility, specialty, self-storage (net lease), laboratory, research and development, hotel (net lease), office and land.
(c)Represents leases attributable to percentage rent.
(d)Includes assets in Canada, Mexico, Mauritius and Japan.
(e)This adjustment excludes amounts attributable to properties that were acquired, sold or listed as capital investments and commitments (see Investment Activity – Capital Investments and Commitments section) that were not continuously owned and in place during the quarter ended December 31, 2024 through December 31, 2025. In addition, for the three months ended December 31, 2024, an adjustment is made to reflect average exchange rates for the three months ended December 31, 2025 for purposes of comparability, since same-store pro rata rental income is presented on a constant currency basis.

Investing for the Long Run® | 30

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Leasing Activity
Dollars in thousands. For the three months ended December 31, 2025, except ABR. Pro rata.

Lease Renewals and Extensions (a)						Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease	New Lease (b)	Rent Recapture			Incremental Lease Term
Industrial	1,333,295	3	$7,098	$7,347	103.5%	$1,000	$833	10.2 years
Warehouse	804,849	2	6,116	5,816	95.1%	3,495	2,294	9.5 years
Retail	—	—	—	—	—%	—	—	N/A
Other	323,278	1	6,876	6,876	100.0%	—	—	3.3 years
Total / Weighted Average	2,461,422	6	$20,090	$20,039	99.7%	$4,495	$3,127	7.7 years

Q4 Summary
Prior Lease ABR (% of Total Portfolio)			1.3%

New Leases				Property and Tenant Improvements (c)	Leasing Commissions
			ABR
Property Type	Square Feet	Number of Leases	New Lease (b)			New Lease Term
Industrial	—	—	$—	$—	$—	N/A
Warehouse	299,733	3	3,376	4,748	1,886	10.2 years
Retail	46,733	1	637	2,000	203	15.1 years
Other	—	—	—	—	—	N/A
Total / Weighted Average (d)	346,466	4	$4,013	$6,748	$2,089	11.0 years
_______
(a)Excludes lease extensions for a period of one year or less.
(b)New lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.
(c)Property and tenant improvements include the estimated landlord obligations in connection with the signing of the lease.
(d)Weighted average refers to the new lease term.

Investing for the Long Run® | 31

W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Lease Expirations
Dollars and square footage in thousands. Pro rata. As of December 31, 2025.

Year of Lease Expiration (a)	Number of Leases Expiring	Number of Tenants with Leases Expiring	ABR	ABR %	Square Footage	Square Footage %
2026	19	20	$44,906	2.9%	5,972	3.3%
2027	44	28	60,395	3.9%	6,326	3.4%
2028	45	27	67,268	4.3%	7,419	4.0%
2029	62	35	79,275	5.1%	8,675	4.7%
2030	32	26	39,625	2.6%	3,793	2.1%
2031	46	27	81,501	5.2%	9,356	5.1%
2032	45	23	54,804	3.5%	7,244	4.0%
2033	32	25	83,537	5.4%	11,790	6.4%
2034	59	27	96,161	6.2%	9,464	5.2%
2035	24	20	78,145	5.0%	8,805	4.8%
2036	45	21	66,933	4.3%	7,891	4.3%
2037	44	21	63,514	4.1%	8,618	4.7%
2038	46	13	28,148	1.8%	2,766	1.5%
2039	100	27	75,293	4.9%	11,372	6.2%
Thereafter (>2039)	302	115	633,807	40.8%	70,247	38.3%
Vacant	—	—	—	—%	3,760	2.0%
Total (b)	945		$1,553,312	100.0%	183,498	100.0%

________
(a)Assumes tenants do not exercise any renewal options or purchase options.
(b)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Real Estate – Fourth Quarter 2025

Self-Storage Operating Properties Portfolio
Square footage in thousands. Pro rata. As of December 31, 2025.

State / District	Number of Properties	Number of Units	Square Footage	Square Footage %	Period End Occupancy
Illinois	10	4,822	666	90.1%	87.4%
Ohio	1	598	73	9.9%	89.0%
Total (a)	11	5,420	739	100.0%	87.6%
________
(a)See the Disclosures Regarding Non-GAAP and Other Metrics section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Appendix
Fourth Quarter 2025

Investing for the Long Run® | 34

W. P. Carey Inc.
Appendix – Fourth Quarter 2025

Normalized Pro Rata Cash NOI
In thousands.

Three Months Ended Dec. 31, 2025
Consolidated Lease Revenues
Total lease revenues – as reported	$389,154
Income from finance leases and loans receivable – as reported	26,716
Less: Income from secured loans receivable	(664)

Less: Consolidated Reimbursable and Non-Reimbursable Property Expenses
Reimbursable property expenses – as reported	19,371
Non-reimbursable property expenses – as reported	13,859
381,976

Plus: NOI from Operating Properties
Self-storage revenues	8,297
Self-storage expenses	(3,868)
4,429

Hotel revenues	8,596
Hotel expenses	(7,356)
1,240

Student housing and other revenues	1,486
Student housing and other expenses	(639)
847

388,492

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity method investments	4,812
Less: Pro rata share of NOI attributable to noncontrolling interests	(175)
4,637

393,129

Adjustments for Pro Rata Non-Cash Items:
Less: Straight-line and other leasing and financing adjustments	(20,758)
Add: Above- and below-market rent intangible lease amortization	941
Add: Other non-cash items	615
(19,202)

Pro Rata Cash NOI (a)	373,927

Adjustment to normalize for net lease investments and dispositions (b)	7,498
Adjustment to normalize for operating property dispositions (b)	(3,331)

Normalized Pro Rata Cash NOI (a)	$378,094

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W. P. Carey Inc.
Appendix – Fourth Quarter 2025

The following table presents a reconciliation from Net income attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Dec. 31, 2025
Net Income Attributable to W. P. Carey
Net income attributable to W. P. Carey – as reported	$148,319
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	265,149
Less: Property expenses, excluding reimbursable tenant costs – as reported	(13,859)
Less: Operating property expenses – as reported	(11,863)
239,427

Adjustments for Other Consolidated Revenues and Expenses:
Add: Other income and (expenses) – as reported	26,146
Less: Reimbursable property expenses – as reported	(19,371)
Less: Other lease-related income – as reported	(8,137)
Add: Benefit from income taxes – as reported	(1,310)
Less: Asset management fees revenue – as reported	(1,085)
Less: Other advisory income and reimbursements – as reported	(1,076)
(4,833)

Other Adjustments:
Less: Straight-line and other leasing and financing adjustments	(20,758)
Add: Adjustments for pro rata ownership	10,895
Adjustment to normalize for net lease investments and dispositions (b)	7,498
Adjustment to normalize for operating property dispositions (b)	(3,331)
Add: Above- and below-market rent intangible lease amortization	941
Less: Income from secured loans receivable	(664)
Add: Property expenses, excluding reimbursable tenant costs, non-cash	600
(4,819)

Normalized Pro Rata Cash NOI (a)	$378,094
________
(a)Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.
(b)For properties acquired and capital investments and commitments completed during the three months ended December 31, 2025, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended December 31, 2025, the adjustment eliminates our pro rata share of cash NOI for the period. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2025

Adjusted EBITDA – Last Five Quarters
In thousands.

	Three Months Ended
	Dec. 31, 2025	Sep. 30, 2025	Jun. 30, 2025	Mar. 31, 2025	Dec. 31, 2024
Net income	$154,562	$141,225	$51,312	$125,816	$47,038

Adjustments to Derive Adjusted EBITDA (a)
Depreciation and amortization	145,339	125,586	120,595	129,607	115,770
Interest expense	75,431	75,226	71,795	68,804	70,883
Gain on sale of real estate, net	(52,791)	(44,401)	(52,824)	(43,777)	(4,480)
Impairment charges — real estate	39,690	19,474	4,349	6,854	27,843
Straight-line and other leasing and financing adjustments (b)	(20,758)	(20,424)	(15,374)	(19,033)	(24,849)
Other (gains) and losses (c)	10,131	31,011	148,768	42,197	77,224
Stock-based compensation expense	8,650	11,153	10,943	9,148	9,667
(Benefit from) provision for income taxes	(1,310)	8,495	13,091	11,632	7,772
Above- and below-market rent intangible lease amortization	941	4,363	5,061	1,123	10,047
Merger and other expenses	478	1,021	192	556	(484)
Other amortization and non-cash charges	467	465	458	442	436
	206,268	211,969	307,054	207,553	289,829

Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity method investments	2,961	5,220	3,312	2,309	5,975
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(429)	(430)	(308)	(179)	(214)
	2,532	4,790	3,004	2,130	5,761

Adjustment to normalize for intra-period acquisitions and dispositions (d)	3,312	2,545	3,222	7,117	91

Adjusted EBITDA (e)	$366,674	$360,529	$364,592	$342,616	$342,719
________
(a)Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.
(b)Straight-line rent adjustments relate to our net-leased properties subject to operating leases.
(c)Primarily comprised of gains and losses on the mark-to-market fair value of equity securities, foreign currency exchange rate movements, changes in the non-cash allowance for credit losses on loans receivable and finance leases, and extinguishment of debt. Amounts from period to period will not be comparable due to unpredictable fluctuations in these gains and losses. Amount for the three months ended December 31, 2025 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $11.7 million. Amount for the three months ended September 30, 2025 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $22.6 million. Amount for the three months ended June 30, 2025 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $69.0 million. Amount for the three months ended December 31, 2024 includes a mark-to-market unrealized loss for our investment in shares of Lineage of $90.4 million.
(d)Reflects pro forma adjustments for recurring revenues and expenses related to properties acquired or disposed of, and capital investments and commitments completed, during the applicable period, assuming all activity occurred at the beginning of the applicable period.
(e)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2025

Reconciliation of Net Debt to Adjusted EBITDA
In thousands.

Three Months Ended
Dec. 31, 2025
Adjusted EBITDA (a)	$366,674

Adjusted EBITDA (Annualized)	$1,466,696

As of
Dec. 31, 2025
Total Pro Rata Debt Outstanding (b)	$8,883,770
Less: Cash and cash equivalents	(155,329)
Less: Cash held at qualified intermediaries (c)	(80,874)
Net Debt	$8,647,567
Less: Expected proceeds from unsettled forward equity (d)	(412,152)
Net Debt – Inclusive of Unsettled Forward Equity	$8,235,415

Net Debt to Adjusted EBITDA (Annualized)	5.9x
Net Debt to Adjusted EBITDA (Annualized) – Inclusive of Unsettled Forward Equity	5.6x
________
(a)Adjusted EBITDA is a non-GAAP measure. See the Disclosures Regarding Non-GAAP and Other Metrics section that follows for a description of our non-GAAP measures.
(b)Excludes unamortized discount, net totaling $39.2 million and unamortized deferred financing costs totaling $30.1 million as of December 31, 2025.
(c)Comprised of proceeds from certain dispositions that have been designated for future 1031 exchange transactions.
(d)Reflects 6,258,496 shares of unsettled forward equity as of December 31, 2025, as if they had been settled for cash at a weighted-average net settlement price of $65.85 per share.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2025

Disclosures Regarding Non-GAAP and Other Metrics

Non-GAAP Financial Disclosures
FFO and AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to, nor a substitute for, net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as restated in December 2018. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from the sale of certain real estate, impairment charges on real estate or other assets incidental to the company’s main business, gains or losses on changes in control of interests in real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO on the same basis.

We also modify the NAREIT computation of FFO to adjust GAAP net income for certain non-cash charges, such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rent and related reserves, other non-cash rent adjustments, non-cash allowance for credit losses on loans receivable and finance leases, stock-based compensation, non-cash environmental accretion expense, amortization of discounts and premiums on debt and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses, such as gains or losses from extinguishment of debt, gains or losses on the mark-to-market fair value of equity securities, merger and acquisition expenses, spin-off expenses, and income and expenses associated with our captive insurance company. We also exclude realized and unrealized gains/losses on foreign currency exchange rate movements (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO because they are not the primary drivers in our decision-making process and excluding these items provides investors with a view of our portfolio performance over time and makes it more comparable to other REITs. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider because we believe it will help them better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency exchange rate losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP, alternatives to net cash provided by operating activities computed under GAAP, or indicators of our ability to fund our cash needs.

Same-Store Pro Rata Rental Income

Same-store pro rata rental income is a non-GAAP financial measure that is intended to reflect the performance of our net leased properties. We define this as contractual rents from our leased properties. Same-store rental income excludes reimbursable tenant costs, amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present same-store rental income on a pro rata basis to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that same-store pro rata rental income is a helpful measure that both investors and management can use to evaluate the financial performance of our leased properties. Same-store pro rata rental income should not be considered as an alternative to lease revenues as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present same-store rental income and/or same-store pro rata rental income may not be directly comparable to the way other REITs present such metrics.

Pro Rata Cash NOI

Cash net operating income (“cash NOI”) is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis (“pro rata cash NOI”) to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI may not be directly comparable to the way other REITs present such metrics.

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W. P. Carey Inc.
Appendix – Fourth Quarter 2025

Normalized Pro Rata Cash NOI

Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investments and commitments completed during the period, as applicable. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

Adjusted EBITDA

We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business because (i) it removes the impact of our capital structure from our operating results and (ii) it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA because they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Adjusted EBITDA is also modified to reflect the pro forma impact of our investment and disposition activity, assuming all activity occurred at the beginning of the applicable period. This includes adjustments to recurring revenue and expenses related to properties acquired or disposed of, and capital investments and commitments completed, during the applicable period. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure and representation of the performance of our business to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered an alternative to net income or an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.

Cash Interest Expense

Cash interest expense is a non-GAAP financial measure equal to interest expense calculated in accordance with GAAP, plus capitalized interest and other non-cash amortization expense, less amortization of deferred financing costs and debt premiums/discounts, adjusted for pro rata ownership. See the definition of cash interest expense coverage ratio below for a reconciliation of cash interest expense to its most directly compared GAAP measure, interest expense.

Cash Interest Expense Coverage Ratio

Cash interest expense coverage ratio is a non-GAAP financial measure representing the ratio of Adjusted EBITDA to cash interest expense on a trailing 12 months basis. We believe this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed interest expense obligations. Cash interest expense for the trailing 12 months as of December 31, 2025 is equal to $276.1 million, comprised of interest expense calculated in accordance with GAAP ($291.3 million), plus capitalized interest ($1.1 million) and other non-cash amortization expense ($0.1 million), less amortization of deferred financing costs and debt premiums/discounts ($19.2 million), adjusted for pro rata ownership ($3.1 million).

Other Metrics

Pro Rata Metrics

This supplemental package contains certain metrics prepared on a pro rata basis. We refer to these metrics as pro rata metrics. We have certain investments in which our economic ownership is less than 100%. On a full consolidation basis, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. On a pro rata basis, we generally present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.

ABR

ABR represents contractual minimum annualized base rent for our net-leased properties and reflects exchange rates as of December 31, 2025. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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